Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of January 3, 2022, is made and entered into by and between Mill City Ventures III, Ltd., a Minnesota corporation (the “Borrower”), on the one hand, and Lyle A. Berman, as Trustee of the Lyle A. Berman Revocable Trust, and Eastman Investment, Inc., a Nevada corporation (each a “Lender” and collectively the “Lenders”), on the other hand.

RECITALS:

The Borrower has requested that the Lenders make a revolving line of credit in an aggregate amount of $5,000,000.00 available to the Borrower, and the Lenders are willing to do so upon the terms and subject to the conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, and of any loans or other financial accommodations at any time made to or for the benefit of the Borrower by the Lenders, the Borrower and the Lenders agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1.            Defined Terms. Capitalized terms defined in this Agreement have the meanings given. In addition, the following terms shall have the following respective meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. Notwithstanding the foregoing, the Lenders shall not be deemed an “Affiliate” of any Loan Party solely by reason of the provisions of the Loan Documents.

“Agreement” means this Loan and Security Agreement, together with the Schedules and Exhibits attached hereto, as each of the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Authorized Officer” means Joseph Geraci, Chief Financial Officer of Borrower, and each such other officer designated by the Borrower to the Lenders in writing from time to time after the Closing Date.

“Availability” means, at any time, an amount equal to the Revolving Facility Amount minus the Revolving Exposure.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitment.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to remain closed.

“Capital Stock” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Change of Control” means the occurrence of any of the following: (a) Polinsky and Geraci shall cease to own, free and clear of all Liens and other encumbrances, at least 10% of the voting Capital Stock of the Borrower in the aggregate on a fully diluted basis, unless such reduction in ownership is caused by an equity financing of Borrower that dilutes all shareholders evenly, or (b) each of Polinsky and Geraci is no longer serving as either an officer or director of Borrower.

“Closing Date” means the date of this Agreement, which date is January 3, 2022.

“Collateral” means collectively all property described in Section 4.1, all property described in any Security Documents as security for any Obligations, and all other property that now or hereafter secures (or is intended to secure) any Obligations.

“Commission” means the United States Securities and Exchange Commission.

“Contingent Obligation” means, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

“Control Agreement” means, with respect to any collateral for which “control” within the meaning of Articles 7, 8 and 9 of the UCC is a means of perfection, an agreement acceptable to the Lenders and satisfying the applicable requirements of the UCC.

“Default” means any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning given to such term in Section 2.9.

“Environmental Laws” means all applicable federal, state, local and foreign laws, common law or regulations, rules, treaties, orders, decrees, permits, licenses, authorizations, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect in each case relating to pollution or protection of individual, public or employee health or safety or the environment (including ambient and indoor air, surface water, groundwater, soil, land surface or subsurface, and natural resources such as wetlands, flora and fauna) including laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued thereunder.

“Event of Default” has the meaning given to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Geraci” means Joseph A. Geraci, the Chief Financial Officer and a director of Borrower.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any political subdivision thereof, or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirements” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Hazardous Substances” means any substance or material defined in or governed or regulated by any Environmental Laws as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly includes urea-formaldehyde, polychlorinated biphenyls, dioxin, radon, lead-based paint, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, and any other waste, material, substance, pollutant or contaminant the presence of which on, in, about or under any property, would subject the owner or operator thereof to any damages, penalties, fines or liabilities under any applicable Environmental Laws.

“Impositions” has the meaning given to such term in Section 6.7.

“Indebtedness” means, with respect to any Person and without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including the following whether or not so classified: (a) any debt or other obligation created, issued, guaranteed, incurred or assumed by such Person for money borrowed, (b) any obligation of such Person as lessee under any capitalized lease, (c) any obligation of such Person for the deferred purchase price of property or services (except for trade payables arising in the ordinary course of business and payable in accordance with customary trade terms), (d) any guaranty, endorsement or other Contingent Obligation in respect of indebtedness of others, (e) any undertaking or agreement to reimburse or indemnify any issuer of a letter of credit, (f) any obligation secured by any lien, mortgage, pledge, charge or other encumbrance existing on property owned by such Person or acquired subject thereto, whether or not such obligation shall have been assumed, (g) all obligations of such Person under conditional sale or other title retention agreements relating to property purchase by such Person, and (h) all obligations of any partnership or joint venture as to which such Person is or may become personally liable.

“Investment” means the acquisition, purchase, making or holding of any stock or other security (including the making of any Subsidiary), any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Lender Termination Notice” means a written notice delivered by either Lender to Borrower at any time on or after the one-year anniversary of the Closing Date that states that the Lender is terminating his or its specific loan facility under this Agreement.

“Lien” means with respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, easement, covenant, condition, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

“Loans” means, collectively, loans and advances made by Lenders pursuant to this Agreement, including Revolving Loans.

“Loan Documents” means, collectively, this Agreement, the Security Documents, the Notes and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed by the Borrower or any other party and delivered in connection with this Agreement, the Loans or the Collateral, as all of the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Loan Parties” means, collectively, the Borrower and any other Person who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Material Adverse Effect” means a material adverse effect on (a) any Loan Party’s (i) business, property, assets, prospects, operations or condition, financial or otherwise or (ii) ability to perform any of its payment or other Obligations under this Agreement or any of the other Loan Documents, (b) the recoverable value of the Collateral or the Lender’s rights or interests therein, (c) the legality, validity, binding effect or enforceability of any of the Loan Documents, or (d) the ability of the Lenders to exercise any of its rights or remedies under the Loan Documents or as provided by law.

“Maturity Date” means the earlier of (i) the five-year anniversary of the Closing Date, or (ii) as to each Lender, if either delivers a Lender Termination Notice, the one-year anniversary of the effective date of the Lender Termination Notice for such Lender’s portion of the Loan.

“Net Asset Value” means the net asset value of Borrower, or per share of Borrower’s common stock, as applicable, calculated in accordance with GAAP.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Borrower).

“Notes” means, collectively, the Revolving Notes.

“Obligations” means any and all of the liabilities, obligations and indebtedness of the Borrower to the Lenders of any kind or nature, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to be due, and whether joint, several, or joint and several, including (a) obligations of the Borrower arising under this Loan Agreement, the Notes, the Security Documents and the other Loan Documents, (b) obligations of performance, and (c) the obligation of the Borrower to pay interest, fees, charges, expenses, attorneys’ fees, overdrafts and other sums chargeable to the Borrower by the Lenders under any Loan Document. The term “Obligations” shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

“Operating Account” has the meaning given to such term in Section 2.2.

“Organizational Documents” means (a) as to any corporation, the certificate or articles of incorporation or association, the bylaws, any unanimous shareholder agreement or declaration, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement or voting trust agreement and all other documents of a comparable nature, (b) as to any limited liability company, the articles of organization, the operating agreement, any unanimous member agreement or voting trust agreement and all other documents of a comparable nature, (c) as to any partnership, its partnership agreement, its certificate of partnership and all other documents of the nature described above, and (d) as to any other entity, its organizational or governing documents and all other documents of the nature described above.

“Permitted Encumbrances” has the meaning given to such term in Section 7.7.

“Person” means any natural person, corporation, partnership, limited partnership, joint venture, limited liability company, firm, association, trust, unincorporated organization, government, government entity or any other entity, whether acting as an individual, fiduciary or in any other capacity.

“Plan” has the meaning given to such term in Section 5.8.

“Polinsky” means Douglas M. Polinsky, the Chief Executive Officer and a director of Borrower.

“Registrable Securities” means (i) all of the Shares, and (ii) any shares of capital stock or other securities of Borrower issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the Registrable Securities described in clause (i) above; provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement; or (d) such securities are saleable under Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

“Required Minimum” means an aggregate of 250,000 shares of the Borrower’s common stock, subject to adjustment for reverse and forward stock splits or stock dividends that occur after the date hereof.

“Revolving Commitment” means Lender’s commitment to make Revolving Loans hereunder up to the amount of the Revolving Loan Facility Amount.

“Revolving Exposure” means, as of any date of determination, the sum of the outstanding principal balance of the Revolving Loans.

“Revolving Facility Amount” means $5,000,000.00, as such amount may be reduced from time to time pursuant to Section 2.3.

“Revolving Loan” means a Loan made pursuant to Section 2.1(a).

“Revolving Note” means that certain separate promissory note of even date herewith made payable by the Borrower to the order of each Lender pursuant to Section 2.1(a) in the principal amount of $2,500,000.00, with respect to each Lender, as each may be amended, restated, renewed, supplemented or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means, collectively, this Agreement, any Control Agreements and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, mortgages, deeds of trust, key man life insurance assignments, control agreements, guarantees and other similar agreements, by or between any one or more of any Loan Party and Lender, now or hereafter delivered to Lenders pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person, as debtor, in favor of Lender, as secured party.

“Shares” means the shares of Borrower common stock issuable pursuant to the terms of this Agreement.

“Subsidiary” means any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Minnesota or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

Section 1.2.            Accounting Terms and Calculations; UCC Terms. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. Terms used in this Agreement that are defined in the UCC have the meanings given to such terms in the UCC.

Section 1.3.            Other Definitional Terms, Terms of Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. The singular of any word shall include the singular and the plural of such word. All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full.

Section 1.4.            Resolution of Drafting Ambiguities. The Borrower and each Lender acknowledge and agree that they were represented by counsel in connection with the execution and delivery of this Agreement, or had the opportunity to consult counsel with respect to this Agreement, that it and its respective counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof. The parties to this Agreement acknowledge and agree that Maslon LLP has solely represented the interests of Lenders with respect to the preparation and negotiation of this Agreement and the Loan Documents.

ARTICLE 2

TERMS OF LENDING

Section 2.1.            Revolving Facility; Revolving Loans. Upon the terms and subject to the conditions hereof and of the other Loan Documents and in reliance upon the warranties of the Borrower herein and therein, each Lender agrees to make Revolving Loans to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the Revolving Facility Amount. Each Lender’s commitment hereunder will be to advance 50% of each request for a Revolving Loan under Section 2.2. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans. The Revolving Loans shall be evidenced by the Revolving Notes. Notwithstanding anything to the contrary set forth in this Agreement, each Lender’s commitment to make Revolving Loans shall terminate immediately upon the effective date of such Lender’s Lender Termination Notice.

Section 2.2.            Requests for Loans; Disbursements of Loans. To request a Revolving Loan, Borrower shall comply with the following:

(a)            Borrower shall make each request for a Revolving Loan in writing in a form approved by Lenders and signed by an Authorized Officer of the Borrower and delivered by hand, facsimile or electronic mail.

(b)            Each request shall be delivered to Lender not later than 12:00 noon Minneapolis time two Business Days before the Business Day of the proposed Revolving Loan.

(c)            Each request shall be irrevocable.

(d)            Each request shall specify the aggregate amount of the requested Revolving Loans, which shall not be less than $500,000, and, if applicable a breakdown of the separate wires comprising such Loan, and provide the material terms of the Investment for which the net proceeds of such Revolving Loan shall be used.

(e)            Each request shall specify the date such Revolving Loan is to be made, which shall be a Business Day.

(f)            Not later than 3:00 P.M., on the date of a proposed borrowing, and, so long as Lenders have not received evidence that the conditions precedent set forth in this Agreement with respect to such borrowing have not been satisfied, each Lender shall provide the Borrower with immediately available funds covering Lender’s 50% share of such borrowing, or shall fund such borrowing in any other allocations agreed to by Lenders in writing.

(g)            Borrower irrevocably authorizes Lenders to make all disbursements of Loans into a Borrower’s operating account, or such other account as mutually agreed between Lenders and Borrower (the “Operating Account”) that will be structured and utilized for that purpose in accordance with such Operating Account bank’s policies and procedures from time to time in effect. Unless other arrangements are made with, and expressly agreed to by, Lenders all advances of the Revolving Loans, if made by each Lender, will be made via wire transfer into the Operating Account at the end of the applicable Business Day on which the advance is made.

(h)            The failure of any Lender to make a requested Revolving Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

(i)            The contemplated Investment for which the Revolving Loan proceeds will be used shall not cause 20% or more of the Borrower’s total outstanding Investments to be made to one Person (including such Person’s Affiliates), calculated based on the gross amounts of each Investment made or to be made by Borrower, after giving effect to the consummation of the contemplated Investment.

(j)            Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan if an Event of Default exists, or would exist as a result of such Loan.

Section 2.3.            Termination of Revolving Commitments. Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date. Borrower may at any time terminate the Revolving Commitment upon (a) written notice to the Lenders, (b) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (c) the payment in full of the accrued and unpaid fees, (d) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (e) the payment of a termination fee equal to (i) $50,000 per year, multiplied by (ii) the number of years remaining until the Maturity Date, pro-rated for partial years. Any termination of the Revolving Commitment by either of the Lenders shall not require payment of a Termination Fee pursuant to this Section, although may require payments pursuant to other sections of this Agreement. Any termination of the Revolving Commitment by the Borrower shall be permanent.

Section 2.4.            Interest.

(a)            Revolving Loans. Interest on the aggregate unpaid principal balance of the Revolving Loans shall accrue at a fixed rate equal to 8.0%, per annum.

(b)            Calculation of Interest. All interest on the Loans shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

Section 2.5.            Payments.

(a)            Interest on the outstanding principal balance of the Revolving Loans is payable in arrears monthly beginning January 31, 2022, and on the last day of each consecutive month thereafter. Any interest payments made more than five (5) calendar days after the due date thereof shall be subject to an additional $1,000 late payment fee due at the time of such interest payment.

(b)            The entire unpaid principal balance of all Loans, all accrued interest thereon and all other Obligations shall be due and payable in full on the Maturity Date.

(c)            Upon the delivery of a Lender Termination Notice, all cash proceeds from Investments made with Loans extended by the Lender(s) providing the Lender Termination Notice received by Borrower between the date of the Lender Termination Notice and the Maturity Date shall be paid immediately upon receipt by Borrower to Lenders.

(d)            All payments shall be applied first to accrued interest owing to each Lender, then to the payment of the applicable principal balance, then to late payment charges, fees and expenses; provided, however, that if an Event of Default exists, the Lenders may elect to apply any payments in any order as each deems appropriate. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other Obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 1:00 p.m., Minneapolis time, on the dates due at each location specified by the respective Lender. Funds received on any day after such time shall be deemed to have been received on the next Business Day of the applicable Lender. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day of the Lender, such payments shall be made on the next succeeding Business Day of the respective Lender and such extension of time shall be included in the computation of any interest or fees. The Borrower authorizes each Lender to charge the Borrower’s account, as the Borrower may from time to time designate, for scheduled payments of principal and interest due hereunder, all without notice to or further authorization from the Borrower.

Borrower hereby irrevocably authorizes (a) each Lender to make a Revolving Loan for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans shall be deemed to have been requested pursuant to Section 2.2, and (b) each Lender to charge the Operating Account for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

Section 2.6.            Use of Proceeds. The proceeds of the Revolving Loans shall be used for Borrower’s Investments only.

Section 2.7.            Prepayments.

(a)            Voluntary Prepayment. Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to a minimum aggregate prepayment amount of at least $500,000, and the payment of any applicable prepayment fees. Prepayments shall be accompanied by accrued interest. Any prepayment shall be split pro-rata and paid directly to each Lender.

(b)            Mandatory Prepayments.

(i)            If at any time the Revolving Exposure exceeds the Revolving Facility Amount, Borrower shall immediately prepay the Revolving Loans in an aggregate amount equal to such excess.

(ii)            In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party following the occurrence and during the continuance of an Event of Default, Borrower shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.7(c) below in an aggregate amount equal to 100% of such Net Proceeds.

(c)            Application of Prepayments.            All amounts paid pursuant to Section 2.7(a) shall be applied to the Obligations as elected by Borrower, provided that any amount applied to a Loan (other than a Revolving Loan) shall be applied to payments in the inverse order of maturity. All amounts paid pursuant to Section 2.7(b)(i) shall be applied to prepay the Revolving Loans without a corresponding reduction in the Revolving Facility Amount. All amounts paid pursuant to Section 2.7(b)(ii) shall be applied first ratably to the Loans (other than Revolving Loans) in the inverse order of maturity until paid in full, second to the Revolving Loans until paid in full and third to all other Obligations then outstanding in any order of application, as determined by each Lender in its sole discretion. Any amount paid or prepaid in respect of any Loan (other than a Revolving Loan) may not be reborrowed.

Section 2.8.            Expenses and Advances Secured. All disbursements, advances or payments made by either Lender hereunder, all amounts expended by either Lender pursuant to Section 9.2 hereof, either Lender’s attorneys’ fees, if any, and all other loan expenses, as and when advanced or incurred by the applicable Lender, will be secured by this Agreement and the other Loan Documents.

Section 2.9.            Default Rate. If the Loans have not been repaid on or before the Maturity Date, or if an Event of Default occurs, then the annual interest rate provided for herein shall, at the sole option of each Lender, thereafter be increased and shall be payable on the whole of the unpaid principal balance at a rate equal to five percent (5.0%) per annum in excess of the rate of interest then in effect hereunder (hereinafter referred to as the “Default Rate”), which Default Rate, if imposed, shall be effective as of the date of the occurrence of such Event of Default. The Default Rate, if imposed, shall continue until the Event of Default has been waived or cured to each Lender’s satisfaction.

Section 2.10.            Limitation on Interest Rate. If for any reason whatsoever the interest and other consideration payable to each Lender under the Loan Documents exceeds the limit prescribed by any applicable usury statute or any other applicable law, then such interest and other consideration shall be reduced to the limit provided in such statute or law, so that in no event shall such interest and other consideration be in excess of such limit. If any payments of interest or other consideration have been made to either Lender in excess of such limits, such excess amount shall be applied to the principal balance or, if the Loans have been fully paid, refunded to the Borrower.

Section 2.11.            Unused Line Fee. The Borrower shall pay a quarterly unused line fee equal to 0.25% multiplied by the amount by which the Revolving Facility Amount exceeds the average Revolving Exposure for the immediately preceding fiscal quarter. Eighty Percent (80%) of such amount shall be payable on or before the fifteenth (15th) day of the month following Borrower’s fiscal quarter end in Shares valued at Net Asset Value per share of Borrower’s common stock, as determined at the end of such fiscal quarter then-ended, and the remaining 20% shall be paid within five (5) days of Borrower computing NAV in its 10-Q quarterly or 10-K annual report, as the case may be, filed with the Securities and Exchange Commission.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1.            Closing Date Conditions. The obligation of the Lender to make any Loans hereunder shall not become effective until the date on which the following conditions are satisfied in a manner satisfactory to each Lender:

(a)            Loan Documents, Related Agreements and Information. The Lender shall have received on or before the date of this Agreement all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 3.1, each executed (where applicable) and in form and substance satisfactory to each Lender, as applicable.

(b)            Approvals. The Lender shall have received (i) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons (including all applicable Governmental Authorities), to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or (ii) an officer’s certificate in form and substance reasonably satisfactory to the Lender affirming that no such consents or approvals are required.

(c)            Fees and Expenses. Each Lender shall have received all fees and amounts due and payable by the Borrower together with all reasonable fees and expenses of counsel to such Lender payable pursuant to Section 9.2.

(d)            Perfection. The Security Documents, any UCC-1 financing statements and any other Loan Document creating or evidencing a lien or security interest which the Lender requires to be filed of record, shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

(e)            Insurance. The Lender shall have received evidence of insurance demonstrating that the insurance required by Section 6.6 is in full force and effect.

(f)            No Material Adverse Effect. No circumstance or event has occurred or arisen that could result in a Material Adverse Effect, as determined by each Lender in its sole discretion.

(g)            Due Diligence. The Lenders and their counsel shall have completed all financial, business, legal, tax and regulatory due diligence.

(h)            Other. Each Lender shall have received such other documents, instruments or agreements as the Lender may have reasonably requested.

Section 3.2.            Conditions to Each Extension of Credit. The obligation of each Lender to make a Loan hereunder, including on the Closing Date, is subject to the satisfaction of the following conditions:

(i)            Representations and Warranties. All representations and warranties of the Borrower made in this Agreement and in each other Loan Document to which the Borrower is a party, together with all other information contained in any document furnished to the Lender at any time by Borrower under or in connection with this Agreement or any other Loan Document, are true and correct with the same effect as though made on and as of the date of such Loan.

(j)            No Default. At the time of and immediately after giving effect to such Loan, no Default or Event of Default shall exist under this Agreement or any other Loan Document.

(k)            Availability. After giving effect to any Revolving Loan, Availability is not less than zero.

Each request for a Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

ARTICLE 4

Security agreement

Section 4.1.            Grant of Security Interest. As security for the full, prompt and complete payment and performance by the Borrower of the Obligations, the Borrower hereby grants to, and creates in favor of, each Lender a pari passu, continuing security interest in, and Lien on, all of the Borrower’s right, title and interest in and to all of the Borrower’s assets and property, tangible and intangible, real and personal, whether now owned by or owing to, or hereafter acquired by or arising in favor, of the Borrower, including:

(a)            all Accounts, Chattel Paper, Commercial Tort Claims listed, or required to be listed, in Schedule 4.1, Deposit Accounts, Securities Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Investment Property, Letters of Credit (as defined in Article 5 of the UCC), Letter-of-Credit Rights, Money, cash, cash equivalents, and Promissory Notes;

(b)            all of the Borrower’s patents, patent applications, patent registrations, trade secrets, customer lists, proprietary information, inventions, copyrights, copyright registrations, copyright applications, trademarks (including service marks), logos, federal and state trademark registrations and applications, all of the Borrower’s leases, lease contracts, lease agreements, records, franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, and pension plan reversions;

(c)            all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any of the foregoing;

(d)            all Supporting Obligations; and

(e)            all of the products and Proceeds of all of the foregoing, including cash Proceeds and non-cash Proceeds, and including Proceeds of any insurance, whether in the form of original collateral or any of the property or rights or interests in property described above in this Section.

Section 4.2.            Perfection of each Lender’s Security Interest; Duty of Care.

(a)            Until the termination of this Agreement, the Borrower shall perform any and all steps and take all actions requested by either Lender from time to time to perfect, maintain, protect, and enforce each Lender’s security interest in, and Lien on, the Collateral, including (a) executing and delivering all appropriate documents and instruments as either Lender may determine are necessary or desirable to perfect, preserve, or enforce either Lender’s interest in the Collateral, including financing statements, all in form and substance satisfactory to each Lender, (b) placing notations on the Borrower’s books of account to disclose Lender’s security interest and Lien therein, and (c) taking such other steps and actions as deemed necessary or desirable by either Lender to perfect and enforce Lender’s security interest in, and Lien on, and other rights and interests in, the Collateral.

(b)            The Borrower hereby irrevocably authorizes either Lender at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the UCC or any other applicable law for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower. The Borrower hereby irrevocably authorizes each Lender at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming the Borrower as debtor and each Lender as secured party. The Borrower agrees to furnish any such information to each Lender promptly upon request. At each Lender’s request, the Borrower will execute notices appropriate under any applicable Requirement of Law that either Lender deems desirable to evidence, perfect, or protect its security interest in and other Liens on the Collateral in such form(s) as are satisfactory to such Lender. The Borrower will pay the cost of filing all financing statements and other notices in all public offices where filing is deemed by each Lender to be necessary or desirable to perfect, protect or enforce the security interest and Lien granted to Lender hereunder. Lender is hereby authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest and Lien granted to each Lender in the Collateral.

(c)            To protect, perfect, or enforce, from time to time, each Lender’s rights or interests in the Collateral, such Lender may, in its discretion (but without any obligation to do so), (a) discharge any Liens (other than Permitted Encumbrances so long as no Event of Default has occurred) at any time levied or placed on the Collateral with respect to such Lender, (b) pay any insurance to the extent the Loan Parties have failed to timely pay the same, (c) maintain guards where any Collateral is located if an Event of Default has occurred and is continuing, and (d) obtain any record from any service bureau and pay such service bureau the cost thereof. All costs and expenses incurred by either Lender in exercising its discretion under this Section 4.2 (c) will be part of the Obligations, payable on each Lender’s demand and secured by the Collateral.

(d)            Neither Lender shall have a duty of care with respect to the Collateral except that each Lender shall exercise reasonable care with respect to the Collateral in such Lender’s custody. The Borrower agrees that neither Lender has any obligation to take steps to preserve rights against any prior parties.

(e)            At any time and from time to time, either Lender, in its own name or in the name of others, may periodically communicate with the Borrower’s Account Debtors, customers and other obligors to verify with them, to such Lender’s satisfaction, the existence, amount and terms of any sums owed by such Account Debtors, customers or other obligors to the Borrower and the nature of any such Account Debtor’s, customer’s or other obligor’s relationship with the Borrower.

(f)            If any Loan Party shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall immediately notify Lender in a writing signed by the Borrower of the particulars thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

Section 4.3.            Power of Attorney.

(a)            The Borrower does hereby make, constitute and appoint each Lender (or any officer or agent of either Lender) as the Borrower’s true and lawful attorney-in-fact, with full power of substitution, in the name of the Borrower or in the name of such Lender or otherwise, for the use and benefit of such Lender, but at the cost and expense of the Borrower, (a) to indorse the name of the Borrower on any instruments, notes, checks, drafts, money orders, or other media of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into the possession of such Lender or any Affiliate of Lender in full or part payment of any of the Obligations; (b) upon the occurrence and during the continuance of any Event of Default, to sign and indorse the name of the Borrower on any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, and any instrument or document relating thereto or to any of the Borrower’s rights therein; (c) to file financing statements pursuant to the UCC and other notices appropriate under applicable law as such Lender deems necessary to perfect, preserve, and protect such Lender’s rights and interests under any Security Document; (d) upon the occurrence of an Event of Default, to obtain the insurance referred to in this Agreement and endorse any drafts and cancel any insurance so obtained by such Lender; (e) upon the occurrence and during the continuance of any Event of Default, to give written notice to the United States Post Office to effect change(s) of address so that all mail addressed to the Borrower may be delivered directly to such Lender; and (f) to do any and all things necessary or desirable to perfect such Lender’s security interest in, and Lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement.

(b)            This power of attorney, being coupled with an interest, will be irrevocable for the term of this Agreement and all transactions under this Agreement and thereafter so long as any of the Obligations remain in existence. The Borrower ratifies and approves all acts of such attorney, and neither Lender nor their respective attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. The Borrower will execute and deliver promptly to each Lender all instruments necessary or desirable, as determined in such Lender’s discretion, to further Lender’s exercise of the rights and powers granted it in this Section 4.3.

Section 4.4.            Lender’s Additional Rights Regarding Collateral. In addition to Lenders’ other rights and remedies under the Loan Documents, the Lenders may, in their discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default: (a) exchange, enforce, waive or release any of the Collateral or portion thereof, (b) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition), as Lenders may, from time to time, in each instance determine, and (c) settle, compromise, collect or otherwise liquidate any such security in any manner without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the requested Loans hereunder, the Borrower represents and warrants to the Lender that the following are true, correct and complete:

Section 5.1.            Organization, Standing, Qualification, Etc. of Borrower. The Borrower is a corporation duly formed and validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to own its properties and to carry on its business as now conducted, to enter into this Agreement and the other Loan Documents to which the Borrower is a party and to perform its obligations hereunder and thereunder. This Agreement and the other Loan Documents to which the Borrower is a party have been duly authorized by all necessary company action and when executed and delivered will be the legal, valid and binding obligations of the Borrower. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party will not violate the Borrower’s Organizational Documents or any law applicable to the Borrower, and will not violate or cause a default under or permit acceleration of any agreement to which the Borrower is a party or by which it is bound. Except for consents, approvals and exemptions previously obtained (copies of which have been delivered to the Lender), no approval of or exemption by any Person is required in connection with the Borrower’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. To the Borrower’s knowledge, it is not in default (beyond any applicable grace period) in the performance of any agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

Section 5.2.            Ownership and Liens. The Borrower owns good and marketable fee title to the Collateral free from all Liens, other than Permitted Encumbrances.

Section 5.3.            Governmental Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document except for recordings and filings in connection with the Liens granted to Lender under the Security Documents and those obtained or made on or prior to the Closing Date.

Section 5.4.            Taxes. The Borrower has filed all federal, state and other income and other tax returns required to be filed, if any, which returns properly reflect taxes owed by the Borrower for the period covered thereby and the Borrower has paid or made appropriate provisions for the payment of all taxes which may become due pursuant to said returns and for the payment of all present installments of any assessments, fees and other governmental charges upon the Borrower or upon any of its property, except for such returns for which the failure to file, and such taxes for which the failure to pay, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5.            SEC Reports, Financial Statements and No Material Adverse Change.

(a)            SEC Reports; Financial Statements. Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by Borrower under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2016 (or such shorter period as Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower has not been an issuer subject to Rule 144(i) under the Securities Act since January 1, 2016. The financial statements of Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Borrower’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Borrower has not altered its method of accounting, (iv) Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower stock option plans. Borrower does not have pending before the Commission any request for confidential treatment of information. Except for the entry into the Loan Documents and the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Borrower or its business, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by Borrower under applicable securities laws on the date of this Agreement that has not been publicly disclosed.

(c)            Sarbanes-Oxley; Internal Accounting Controls. Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the date of each Loan. Except as set forth in the SEC Reports, Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Borrower has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Borrower and designed such disclosure controls and procedures to ensure that information required to be disclosed by Borrower in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Borrower’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Borrower as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Borrower presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Borrower.

Section 5.6.            Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Collateral which, if determined adversely to the Borrower or Collateral, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor the Collateral is in violation of any Governmental Requirement where such violation could reasonably be expected to result in a Material Adverse Effect.

Section 5.7.            Ventures, Subsidiaries and Affiliates; Outstanding Capital Stock. Except as set forth in Schedule 5.7, as of the Closing Date, the Borrower does not have any Subsidiaries, nor is the Borrower engaged in any joint venture or partnership with any other Person, or an Affiliate of any other Person. All issued and outstanding Capital Stock of the Borrower is duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens except for Permitted Encumbrances. Except as set forth in Schedule 5.7, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Borrower may be required to issue, sell, repurchase or redeem any of its Capital Stock.

Section 5.8.            Employee Benefit Plans. Except as disclosed in the SEC Reports: (a) the Borrower does not have an employee benefit plan as defined in Section 3(1) of ERISA, whether or not subject to ERISA (a “Plan”); (b) no assets of the Borrower constitute assets of any plan under ERISA regulations or rulings; (c) with respect to any plan that the Borrower sponsors, participates in or has fiduciary duties with respect to, the Borrower has materially complied with all federal and state laws, plan documents and funding requirements; (d) the Borrower does not sponsor, participate in, or have fiduciary duties with respect to any defined benefit pension plan subject to Title IV of ERISA or any multi-employer pension plan as defined in Section 3(37)(A) of ERISA or any plan providing medical or other welfare benefits to retirees or other former employees (except as required by federal or state law); and (e) the Borrower is not (and has not ever been) a member of a group of trades or businesses (whether or not incorporated) that is treated as a single employer under Section 414 of the Internal Revenue Code.

Section 5.9.            Investments and Investment History. Schedule 5.9 sets forth the Investments of Borrower made since January 1, 2019, together with any defaults or noncompliance by the issuer thereof since the inception of each Investment. No current Investment is in default, and the Borrower has no knowledge of any facts that would reasonably cause any Investment to be in default or noncompliance now or in the future.

Section 5.10.            Intentionally Omitted.

Section 5.11.            Solvency. On the Closing Date, after giving effect to the consummation of the transactions contemplated by the Loan Documents and the payment of all costs and expenses payable in connection therewith, (a) the present saleable value of the assets of the Borrower is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); and (b) the Borrower will be able to pay its debts and obligations as they mature in the ordinary course of its business; and (c) the Borrower does not have unreasonably small capital to carry out its business. For the purpose of this Section 5.11, “present fair saleable value” means the value which would be realized from an interested purchaser aware of all relevant information relating to the assets or group of assets being sold and who is willing to purchase under ordinary selling conditions in an existing and not theoretical market if the assets or group of assets are disposed within a period of six months to one year.

Section 5.12.            Properties. As of the Closing Date, Schedule 5.12 sets forth the address of each parcel of real property that is owned or leased by the Borrower. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than Permitted Encumbrances.

Section 5.13.            Purpose of Loan. The Borrower has requested and is using the Loan for business purposes to make Investments, and not for any agricultural or consumer purpose.

Section 5.14.            Jurisdiction of Organization; Chief Executive Office; Etc. Schedule 5.14 lists the Borrower’s exact legal name, jurisdiction of organization, federal tax identification number, organizational identification number, if any, the location of the Borrower’s chief executive office or sole place of business, and all jurisdictions of organization and legal names of the Borrower for the five years preceding the Closing Date.

Section 5.15.            Locations of Collateral and Books and Records. Schedule 5.15 lists each location where the Borrower keeps the Collateral and books and records concerning the Collateral or conducts any of its business.

Section 5.16.            No Defaults under Loan Documents or Other Agreements. There is no Default or Event of Default by the Borrower under any Loan Document or any default or event of default (however denominated) under any other document to which the Borrower is a party and which relates to any Indebtedness of the Borrower to the Lender or any other lender.

Section 5.17.            No Violation of Other Agreements or Laws. The execution, delivery and/or performance of the Loan Documents will not (a) result in any breach of or constitute a default under any lease, bank loan, credit agreement, or other instrument to which the Borrower is a party, (b) violate or contravene any provision of the Borrower’s Organizational Documents, or (c) violate any Governmental Requirement by which the Borrower may be bound or affected.

Section 5.18.            Guarantees and Contingent Obligations. Other than obligations arising in the ordinary course of business from the endorsement of negotiable instruments for deposit or collection (or similar transactions), the Borrower has no Contingent Obligations.

Section 5.19.            Additional Securities Related Representations.

(a)            Issuance of the Shares. The Shares are duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower. Borrower has reserved from its duly authorized capital stock a number of shares of Borrower common stock for issuance of the Shares at least equal to the Required Minimum on the date hereof.

(b)            Registration Rights. Other than each of the Lenders, no person has any right to cause Borrower to effect the registration under the Securities Act of any securities of Borrower.

(c)            Listing and Maintenance Requirements. Borrower’s common stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Borrower has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of Borrower’s common stock under the Exchange Act nor has Borrower received any notification that the Commission is contemplating terminating such registration. Borrower has not, in the 12 months preceding the date hereof, received notice from any trading market on which Borrower’s common stock is or has been listed or quoted to the effect that Borrower is not in compliance with the listing or maintenance requirements of such trading market. Borrower is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and Borrower is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(d)            No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of Borrower, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Borrower participating in the offering hereunder, any beneficial owner of 20% or more of Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Borrower in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Borrower has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Borrower has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lenders a copy of any disclosures provided thereunder.

ARTICLE 6

Affirmative COVENANTS

Until the Revolving Commitment of both Lenders is terminated and all Obligations, other than contingent indemnification Obligations for which no claim giving rise thereto has been asserted, have been paid in full, the Borrower covenants and agrees as follows:

Section 6.1.            Financial Statements and SEC Reports.

(a)            Borrower shall file all reports, schedules, forms, statements and other documents required to be filed by Borrower under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “Future SEC Reports”), on a timely basis pursuant to such acts (subject to valid extensions of such time and filing of such documents prior to the expiration of any such extension). As of their respective dates, the Future SEC Reports shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Future SEC Reports, when filed, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower shall not become an issuer subject to Rule 144(i) under the Securities Act. The financial statements of Borrower included in the Future SEC Reports shall comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements shall be prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b)            The Borrower shall furnish, or caused to be furnished, to the Lenders:

(i)	all Future SEC Reports, copies of all registration statements of any Loan Party filed with the Commission (other than on Form S-8), and copies of all proxy statements or other communications made to Borrower’s security holders generally, promptly upon the filing or sending thereof.

(ii)	a compliance certificate of the Borrower’s chief financial officer, in the form of Exhibit A or such other form as the Lender from time to time require, dated the date of the periodic Future SEC Reports to be furnished pursuant to paragraph (i) above.

(iii)	Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a written notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

(iv)	Immediately upon becoming aware of the occurrence thereof, written notice of any violation as to any Environmental Law by the Borrower or of the commencement of any material judicial or administrative proceeding relating to health, safety or environmental matters, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, immediately upon becoming aware of the occurrence thereof.

(v)	From time to time, such other information regarding the business, operation and financial condition of each Loan Party and the Collateral as any Lender may reasonably request, including annual verification of insurance coverage and semi-annual verification of property tax and assessment payment.

Section 6.2.            Books and Records. The Borrower shall keep adequate and proper records and books of account in which full and correct entries shall be made of its dealings, business and affairs.

Section 6.3.            Inspection. The Borrower shall permit any Person designated by either Lender (a) to visit and inspect any of the properties as well as the books and financial records of the Borrower, (b) to conduct field examinations and evaluate and make physical verifications of the Collateral in any manner and through any medium that the Lender considers advisable, (c) to examine and to make copies of the books of accounts and other financial records of the Borrower, and (d) to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate, all of which shall be at the expense of the Borrower.

Section 6.4.            Existence. The Borrower shall maintain its existence in good standing under the laws of the jurisdiction of its formation and its qualification to transact business in each jurisdiction where failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

Section 6.5.            Notice of Litigation. The Borrower shall give prompt written notice to the Lender of (a) the commencement of any action, suit, litigation or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any property of the Borrower or to which the Borrower is a party and (b) the rendering of a judgment or decision in such action, suit, litigation or proceeding, which in either of (a) or (b) above could reasonably be expected to result, whether individually or in the aggregate, in a Material Adverse Effect.

Section 6.6.            Insurance. The Borrower shall maintain, or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions satisfactory to Lender in its commercially reasonable discretion. Each such policy of insurance shall (a) name the Lender as an additional insured thereunder as its interests may appear, (b) include waiver of subrogation, (c) provide that such insurance is primary and will not seek contribution from any other insurance available to the Lenders and (d) in the case of each casualty insurance policy, contain a lender’s loss payable clause and mortgagee clause (or be endorsed to the same effect), satisfactory in form and substance to the Lenders, that names the Lenders as the “mortgagee” and “lenders loss payable” thereunder, and copies of each such policy of insurance requested by the Lender shall be provided to the Lender. The Borrower agrees to provide the Lenders with prompt notice of any material modification, notice of cancellation or cancellation of any insurance policies required hereunder.

Section 6.7.            Payment of Taxes and Claims; Escrow. The Borrower shall file all tax returns and reports which are required by law to be filed by it and shall pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property (collectively, “Impositions”), provided, however, that such Impositions need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower’s title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower’s books in accordance with GAAP.

Section 6.8.            Compliance with other Loan Documents. The Borrower shall promptly comply with all of the covenants and agreements of the Borrower which are contained in the other Loan Documents and other easements, agreements and restrictions affecting the Collateral.

Section 6.9.            Compliance with Laws. The Borrower shall comply, and cause each of its Subsidiaries to comply, with the requirements of all Governmental Requirements, the noncompliance with which could have a Material Adverse Effect.

Section 6.10.            Piggy-Back Registration.

(a)            Piggy-Back Rights. If at any time Borrower proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Borrower for its own account or for stockholders of Borrower for their account (or by Borrower and for stockholders of Borrower), other than a Registration Statement on Form S-4 or S-8 or otherwise (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Borrower’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Borrower or (iv) for a dividend reinvestment plan, then Borrower shall (x) give written notice of such proposed filing to the Lenders as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the Lenders the opportunity to register the sale of such number of Registrable Securities as Lenders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). Borrower shall cause such Registrable Securities to be included in such Registration Statement and shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Borrower and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

(b)            Reduction of Offering. If the Commission notifies Borrower, or the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Borrower and the holders of Registrable Securities in writing that the dollar amount or number of securities which Borrower desires to sell, taken together with shares of Borrower common stock or other securities, if any, as to which registration has been demanded or required pursuant to written contractual arrangements with Persons other than the Lenders, the Registrable Securities as to which registration has been requested under this Section 6.10(b), and the shares of Borrower common stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of Borrower, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, or the Commission otherwise requires that the number of such securities to be registered for sale pursuant to such offering be reduced (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then Borrower shall include in any such registration:

(i)	If the registration is undertaken for Borrower’s account: (A) first, the shares of Borrower common stock or other securities that Borrower desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Borrower common stock or other securities, if any, that are Registrable Securities, if any, shall be included pro rata in accordance with the number of securities that each such Person has requested be included in such registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”), to the extent they may be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Borrower common stock or other securities for the account of other persons that Borrower is obligated to register pursuant to written contractual piggy-back registration rights with such Persons; and

(ii)	If the registration is a “demand” registration undertaken at the demand of persons other than the Lenders pursuant to written contractual arrangements with such Persons, (A) first, the shares of Borrower common stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Borrower common stock or other securities that Borrower desires to sell that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Borrower common stock or other securities, if any, that are Registrable Securities, if any, shall be included Pro Rata; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Borrower common stock or other securities for the account of other persons that Borrower is obligated to register pursuant to written contractual piggy-back registration rights with such Persons.

(c)            Withdrawal. Any Lender may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Borrower of such request to withdraw prior to the effectiveness of the Registration Statement. Borrower (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement that is not being filed to effect a Demand Registration at any time prior to the effectiveness of the Registration Statement.

(d)            Expenses of Registration; Indemnification.  All underwriting discounts and commissions attributable to the Registrable Securities included in any registration attributable to the Piggy-Back Registration shall be borne by the applicable Lender.  The Borrower shall bear any other expenses of registration (except for fees and expenses of counsel, if any, that the Lenders themselves may engage).  Each of the Lenders agrees to cooperate with the Borrower (and, if applicable, the managing underwriter) in the preparation of the registration statement and agrees to provide customary indemnification and contribution protection to the Borrower (and, if applicable, to the underwriter or underwriters) for losses to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Lender to the Borrower expressly for inclusion in such registration statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to such Lender’s information provided in a Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Lender expressly for use in a Registration Statement, such prospectus or in any amendment or supplement thereto.  In no event shall the liability of a Lender be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Lender in connection with any claim relating to this Section 6.10 and the amount of any damages such Lender has otherwise been required to pay by reason of such untrue statement or omission) received by such Lender upon the sale of the Registrable Securities included in the registration statement giving rise to such indemnification obligation.

Section 6.11.          Registration Procedures. Borrower shall:

(a)            advise each Lender within one (1) business day:

(i)	when a registration statement or any amendment thereto has been filed with the Commission that includes any Registrable Securities (as amended from time to time, a “Registration Statement”) and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information with respect thereto;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)	of the receipt by Borrower of any notification with respect to the suspension of the qualification of the Registered Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	if Borrower learns that any statement included in the Registration Statement or related prospectus is misleading and omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Borrower shall not, when so advising Lenders of such events, provide Lenders with any material, nonpublic information regarding Borrower;

(b)            use Borrower’s commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(c)            upon the occurrence of any event contemplated above, except for such times as Borrower is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, Borrower shall use its commercially best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)            use its commercially reasonable efforts to cause all the Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by Borrower have been listed; and

(e)            use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities as part of the Registration Statement.

(f)            notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Lender (to the extent a seller under any Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls each Lender (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, demands, suits, actions, judgments, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Borrower of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6.11, except to the extent, but only to the extent, that such untrue statements, untrue statements, omissions or omissions are based upon information regarding a Lender furnished in writing to Borrower by such Lender expressly for use therein. Borrower shall notify each Lender promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6.11 of which Borrower is or becomes aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by any Lender.

(g)            Prior to any resale of Registrable Securities by a Lender, use its best efforts to register or qualify or cooperate with the Lenders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Lenders under the securities or Blue Sky laws of such jurisdictions within the United States as any Lender reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective until such securities are no longer Registrable Securities, and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that Borrower shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject Borrower to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)            If requested by a Lender, cooperate with such Lender to facilitate the prompt and timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Lender may request.

Section 6.12.            Further Assurances.

(a)            Promptly upon request by either Lender, the Borrower shall take such additional actions and execute such documents as the Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by the Security Documents any of the properties, rights or interests covered by the Security Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Liens intended to be created by the Security Documents, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lenders the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document.

(b)            The Borrower shall cause each of its Subsidiaries, if any, to guaranty the Obligations and to grant to the Lenders a security interest in, subject to the limitations set forth herein and in the other Security Documents, all of such Subsidiary’s property to secure such guaranty.

(c)            The Borrower hereby grants, and shall cause each of its Subsidiaries, if any, to grant, to Lenders, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower or any other Person) to use, assign, license or sublicense any patents, trademarks, copyrights and all other intellectual property now owned (or licensed to) or hereafter acquired by the Borrower, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

Section 6.13.            Claims Against Collateral. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, the Collateral free and clear of all Liens, except to the extent, if any, of the Permitted Encumbrances. The Borrower shall defend or cause to be defended the Collateral against all of the claims and demands of all Persons whomsoever (except to the extent, if any, of the Permitted Encumbrances).

Section 6.14.            Net Asset Value Covenant. The Borrower shall maintain its ratio of Net Asset Value to Revolving Exposure to be at least 2.0 to 1.0 at all times.

Section 6.15.            Board Review of Investments. Borrower’s officers shall, at the next meeting of Borrower’s Board of Directors, and in any event within 120 days of this Agreement, propose an Investment Review Policy to Borrower’s Board of Directors in which, among other things, such Board of Directors, or a committee comprised of independent directors thereof, would review the terms of any Investments that would exceed 10% of the Net Asset Value of Borrower if made.

ARTICLE 7

NEGATIVE COVENANTS

Until the Revolving Commitment is terminated and all Obligations, other than contingent indemnification Obligations for which no claim giving rise thereto has been asserted, have been paid in full, the Borrower covenants and agrees as follows:

Section 7.1.            Merger and Name; Changes in Accounting, Name or Jurisdiction. The Borrower shall not:

(a)            (i) merge or consolidate, or enter into any analogous reorganization or transaction with any Person, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) form any Subsidiaries, (iv) permit any other Person to merge into it, or (v) acquire all or a substantial part of the assets of any other Person;

(b)            Make any significant change in accounting treatment or reporting practices, except as required by GAAP;

(c)            Change the fiscal year or method for determining fiscal quarters of the Borrower; (c) change its legal name as it appears in official filings in its jurisdiction of organization; or

(d)            Change its (i) jurisdiction of organization, (ii) chief executive office, (iii) principal place of business, or (iv) other places of business, or open any new places of business, in the case of subclauses (c) or (d), without at least 30 days’ prior written notice to Lenders and the acknowledgement of Lenders that all actions required by Lenders, including those to continue the perfection of its Liens, to the extent applicable, have been completed.

Section 7.2.            Executive Compensation. The Borrower shall not modify compensation of the officers of Borrower without the approval of each of Borrower’s Compensation Committee and Board of Directors.

Section 7.3.            Sale or Lease of Assets. The Borrower shall not directly or indirectly, sell, lease, assign, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any portion of the Collateral, or enter into any agreement to do any of the foregoing, except:

(a)            Sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business;

(b)            Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower; and

(c)            Non-exclusive licenses and sublicenses granted by the Borrower and leases or subleases (by the Borrower as lessor or sublessor) to third parties in the ordinary course of business not interfering with the business of the Borrower and to the extent permitted by the Security Documents.

Section 7.4.            Distributions. The Borrower shall not make any distribution to any holder of any of its Capital Stock of the Borrower, or redeem, repurchase or otherwise acquire or retire the interest of any holder of any Capital Stock of the Borrower, except that the Borrower may make distributions to its shareholders provided that no Default or Event of Default shall exist before or after giving effect to such distribution or be created as a result thereof.

Section 7.5.            Contingent Obligations. The Borrower shall not (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any Indebtedness of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

Section 7.6.            Loans and Investments. The Borrower shall not (a) purchase or acquire, or make any commitment to purchase or acquire any Capital Stock, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (b) make or commit to make any acquisition of a material portion of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (c) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower, except for:

(a)            Investments in cash and Cash Equivalents;

(b)            Investments acquired in connection with the settlement of delinquent Accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

(c)            Investments existing on the date of this Agreement and set forth in Schedule 5.9; and

(d)            Loans or advances to third parties in the ordinary course of Borrower’s business.

Section 7.7.            Indebtedness. The Borrower shall not incur, create, issue, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness owing to the Lenders;

(b)            Indebtedness existing on the date of this Agreement and disclosed on Schedule 7.7 hereto; and

(c)            Current liabilities, other than for borrowed money, incurred in the ordinary course of business.

Section 7.8.            Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower, except (collectively, the “Permitted Encumbrances”):

(a)            Liens granted to the Lender;

(b)            Liens existing on the Closing Date, all of which are disclosed on Schedule 7.8 hereto;

(c)            Liens for taxes, fees, assessments and governmental charges that are not delinquent or are being contested in good faith pursuant to Section 6.7; and

(d)            Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

Section 7.9.            Nature of Business. The Borrower shall not engage in any line of business or operation materially different from that presently engaged in by the Borrower.

Section 7.10.            Capital Structure. The Borrower shall not make any material changes in its equity capital structure or amend any of its Organizational Documents in any material respect or, in each case, in any respect adverse to the Lenders.

Section 7.11.            Affiliate Transactions. The Borrower shall not enter into any transaction with any Affiliate of Borrower, except:

(a)            As expressly permitted by this Agreement; and

(b)            In the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.1.            Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)            The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Notes or payment of any other Obligations.

(b)            Any representation or warranty made by or on behalf of any Loan Party in this Agreement or any other Loan Document or by or on behalf of any Loan Party in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

(c)            A default occurs in the performance of (i) the Borrower’s obligations in Article 6 or 7 hereof, or under any provision of the Security Documents or (ii) any other Loan Party’s obligations under any Loan Document to which it is a party.

(d)            A sale, transfer, conveyance or encumbrance of the Collateral or any part thereof or of all or any part of the Borrower’s interest therein in violation of any of the Loan Documents shall occur.

(e)            (i) There is filed by any Loan Party any case, petition, proceeding or other action (“Bankruptcy Case”) under any existing or future bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, including the Bankruptcy Code (“Insolvency Law”), (ii) an involuntary Bankruptcy Case (“Involuntary Proceeding”) is commenced against any Loan Party under any Insolvency Law and the Involuntary Proceeding is not controverted within 10 days, or is not dismissed within 30 days, after the commencement of the Bankruptcy Case, or (iii) a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any of any Loan Party’s properties.

(f)            A judgment or judgments for the payment of money in excess of the sum of $100,000.00, individually or in the aggregate, shall be rendered against any Loan Party and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 30 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

(g)            A breach, default or event of default (however denominated) occurs under the terms of (i) any other Indebtedness of any Loan Party to the Lender (or its affiliates), whether any such Indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several, or (ii) any Indebtedness of any Loan Party to any Person other than the Lender in the aggregate principal amount of $100,000.00 or more.

(h)            Any execution or attachment shall be issued whereby any substantial part of the property of any Loan Party shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

(i)            Any Loan Document shall not be, or shall cease to be, binding and enforceable in accordance with its terms, or the Lender shall cease to have a first priority security interest and lien in the Collateral, any other collateral securing the Loan, or any part thereof.

(j)            Any event occurs which is denominated as a “Default” or an “Event of Default” in any other section of this Agreement or in any of the other Loan Documents.

(k)            A Change of Control shall occur or any event occurs or condition exists that has a Material Adverse Effect.

(l)            Any Loan Party shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by such Loan Party under the terms of this Agreement or any other Loan Documents, other than an Event of Default described in Section 8.1(a) through (k) above, which default, if curable, continues for 30 days after the earlier of (i) receipt of notice of such default by the Borrower from the Lender, or (ii) the date on which an officer of the Borrower becomes aware of such default.

Section 8.2.            Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may:

(a)            Declare all or any portion of the Revolving Commitment to be suspended or terminated, whereupon the Revolving Commitment shall forthwith be suspended or terminated;

(b)            Declare all or any portion of the Obligations to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party;

(c)            Take possession of the Collateral and maintain such possession on the Borrower’s premises at no cost to Lender, or remove the Collateral, or any part thereof, to such other place(s) as Lender may desire; enter any premises on which the Collateral, or any part or records thereof, may be situated and remove the same therefrom, for which action no Loan Party will assert against Lender any claim for trespass, breach of the peace or similar claim and no Loan Party will hinder Lender’s efforts to effect such removal;

(d)            Require the Borrower, at its cost, to assemble the Collateral and make it available at a place designated by Lender;

(e)            Sell part or all of the Collateral at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender’s discretion, and Lender may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale, and without being obligated to make any sale of the Collateral regardless of notice of sale having been given, and Lender may purchase any Collateral at such public or private sale(s) and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations;

(f)            Require Borrower, using such form as Lender may approve, to notify the Borrower’s customers, Account Debtors and any other Persons, and to indicate on all of the Borrower’s correspondence to such customers, Account Debtors and other Persons, that the contracts and General Intangibles must be paid to Lender directly;

(g)            Sign any indorsements, assignments or other writings of conveyance or transfer in connection with any disposition of the Collateral;

(h)            Apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies under this Agreement and, as applicable, the other Loan Documents, in order to manage, protect, preserve, and sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations until a sale or other disposition of such Collateral is finally made and consummated;

(i)            Make and adjust claims under insurance policies; and

(j)            Exercise all other rights and remedies of the Lender under any of the Loan Documents and applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.1(e), the obligation of Lender to make Loans shall automatically terminate and the unpaid amount of all outstanding Obligations shall automatically become due and payable without further act of Lenders.

Section 8.3.            Security Agreement in Accounts and Setoff. As additional security for the payment of all of the Borrower’s Obligations, the Borrower grants to the Lenders and any other holder of a Note a security interest in, a lien on, and an express contractual right to set off against, each deposit account and all deposit account balances, cash and any other property of the Borrower now or hereafter maintained with or for, or in the possession of, the Lenders or such holder of a Note. Upon the occurrence of any Event of Default, the Lenders or such holder of a Note may: (a) refuse to allow withdrawals from any such deposit account; (b) apply the amount of such deposit account balances and the other assets of the Borrower described above to the Obligations; and (c) offset any other obligation of the respective Lender or such holder of a Note against the Obligations; all whether or not the Obligations are then due or have been accelerated and all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

Section 8.4.            Waivers by Loan Parties. Each Loan Party acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management. Accordingly, the Lenders, in exercising their rights under this Article 8, shall have the widest possible latitude to preserve and protect the Collateral and the Lender’s respective security interest in and Lien thereon. Moreover, each Loan Party acknowledges and agrees that Lenders shall have no obligation to, and such Loan Party hereby waives to the fullest extent permitted by law any right that it may have to require the Lenders to, (a) clean up or otherwise prepare any of the Collateral for sale, (b) pursue any Person to collect any of the Obligations, or (c) exercise collection remedies against any Persons obligated on the Collateral. Each Lender’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

Section 8.5.            Notice of Disposition; Allocations. If any notice is required by law to effectuate any sale or other disposition of the Collateral, (a) the Lenders will give the applicable Loan Party written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof will be made, and at any such public or private sale, the Lenders may purchase all or any of the Collateral, and (b) the Lenders and each Loan Party agree that such notice will not be unreasonable as to time if given in compliance with this Agreement ten days prior to any sale or other disposition. The proceeds of the sale will be applied first to all costs and expenses of such sale including attorneys’ fees and other costs and expenses, and second to the payment of all Obligations in the manner and order determined by the Lenders in their discretion. The Loan Parties shall remain liable to the Lenders for any deficiency. Unless otherwise directed by law, the Lenders will return any excess to the Loan Parties.

Section 8.6.            Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Section 8.7.            Equitable Relief. Each Loan Party recognizes that, in the event such Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Lenders; therefore, each Loan Party agrees that Lenders, if Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

ARTICLE 9

MISCELLANEOUS

Section 9.1.            Waiver, Amendment and Cumulative Rights. No failure on the part of the Lenders or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other Loan Document are cumulative and not exclusive of any other rights and remedies which the Lenders would otherwise have at law, in equity or by statute, and all such rights and remedies, together with the Lenders’ rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lenders, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

Section 9.2.            Costs, Expenses and Taxes. The Borrower agrees, whether or not the Loan is made hereunder, to pay on demand: (a) all costs and expenses of the Lenders (including the reasonable fees and expenses of counsel and paralegals for the Lender) incurred in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof, including all due diligence undertaken in connection therewith, (b) all costs and expenses of the Lenders (including the fees and expenses of counsel and paralegals for the Lenders) incurred in connection with the administration and the enforcement of the Loan Documents and (c) (i) costs incurred in connection with appraisals and insurance reviews, field examinations and the preparation of reports, based on the fees charged by a third party retained by Lenders or the internally allocated fees for each Person employed by Lenders with respect to each field examination, (ii) background checks regarding senior management and/or key investors, taxes, fees and other charges for (A) lien and title searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue Lender’s Liens (d) costs and expenses of preserving, protecting and insuring the Collateral. The Borrower agrees to pay, and save the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The obligations of the Borrower under this Section shall survive any termination of this Agreement. All of the foregoing costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account.

Section 9.3.            Indemnity. The Borrower agrees to indemnify and hold the Lenders harmless from any loss or expense which may arise or be created by the acceptance in good faith by the Lenders of telephonic or other instructions for making the Loan or disbursing the proceeds thereof. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lenders, and their respective Affiliates, officers, directors, employees and agents of each of the foregoing (each an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel to such Indemnified Persons) in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, the capitalization of the Borrower, the making of, management of and participation in the Loan or the use or intended use of the proceeds of the Loan; provided, however, that the Borrower shall have no obligation hereunder to an Indemnified Person with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction by final and nonappealable judgment. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

Section 9.4.            Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:

(a)            If to the Borrower, to the Borrower at:

Mill City Ventures III, Ltd.

1907 Wayzata Blvd, Suite 205

Wayzata, Minnesota 55391

Attention: Douglas M. Polinsky or Joseph A. Geraci

E-mails: dp@millcityventures3.com; jg@millcityventures3.com

(b)            If to the Lenders, to the Lenders, as applicable, at:

Eastman Investment, Inc.

6655 W Sahara Suite B200

Las Vegas NV 89146

Attn: Darla Lieberman

E-mail: rwsabes@gmail.com

Lyle A. Berman Revocable Trust

One Hughes Center Dr.

Unit 606

Las Vegas, NV 89169

Attention: Lyle A. Berman, Trustee

and

Lyle A. Berman Revocable Trust

10275 Wayzata Blvd.

Suite 100

Minnetonka, MN 55305

Attention: Lyle A. Berman, Trustee

E-mail: LB@bermancc.com

All such notices and other communications shall be deemed to have been given (i) when received, if delivered by hand, (ii) on the first Business Day after the date of sending if sent by overnight courier, (iii) on the third Business Day after the date of mailing if mailed by certified or registered mail, or (iv) when sent, if sent by e-mail. Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.5.            Survival of Representations. All representations and warranties contained in Article 5 and in the other Loan Documents shall survive the delivery of the Notes and any investigation at any time made by or on behalf of the Lender shall not diminish its rights to rely thereon.

Section 9.6.            Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of each of the Lenders. The Borrower shall not assign its rights or duties hereunder without the written consent of the Lenders.

Section 9.7.            Participations and Information. The Lenders may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it) and/or any of the other Loan Documents to any Person. The Lenders may furnish any information concerning the Borrower in the possession of the Lender from time to time to Affiliates of the Lender in connection with banking business of the Lender or such Affiliates and to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.

Section 9.8.            Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.9.            Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

Section 9.10.            Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 9.11.            Entire Agreement. This Agreement, the Loan Documents and the other documents mentioned herein embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 9.12.            Counterparts; Digital Copies. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces and image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement and such counterpart shall be deemed to be an original hereof.

Section 9.13.            Time of the Essence. Time is of the essence in this Agreement and all of the other Loan Documents.

Section 9.14.            Lender Acknowledgment. Each Lender acknowledges that the other Lender has not made any representation or warranty to it, and that no act by either Lender hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by either Lender to any other Lender as to any matter. Each Lender represents to the other Lender that it has, independently and without reliance upon such other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. No Lender shall have any duty or responsibility to provide any other Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower that may come into the possession of such Lender.

Section 9.15.            No Partnership, Joint Venture or Agency. The (i) Lenders are not the agent or representative of the Borrower, (ii) Lenders are the not agent or representative of each other Lender, and (iii) the Borrower is not the agent or representative of either of the Lenders, and nothing in this Agreement will be construed to make the Lenders liable to anyone for goods delivered or services performed upon any Loan Party’s properties or for debts or claims accruing against the Borrower. Neither anything contained in this Agreement nor the acts of the parties hereto will be construed to create a partnership or joint venture between the Borrower and the Lenders or between the Lenders

Section 9.16.            No Third Party Beneficiaries. All conditions to the obligations of the Lenders to make advances hereunder are imposed solely and exclusively for the benefit of the Lenders and their respective assigns and no other Person will have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will not make disbursements in the absence of strict compliance with any or all thereof and no other Person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by the Lenders at any time if the Lenders in their sole discretion deems it advisable to do so.

Section 9.17.            GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)            THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA.

(b)            SUBJECT TO THE LAST SENTENCE OF THIS SECTION 9.17(b), THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ADVISORS IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE U.S. FEDERAL OR MINNESOTA STATE COURTS SITTING IN MINNEAPOLIS, MINNESOTA, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)            EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.17(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.4. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.18.            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:	Mill City Ventures III, Ltd.,
a Minnesota corporation

	By:	/s/ Douglas Polinsky
	Name:	Douglas Polinsky
	Title:	Chief Executive Officer

LENDERS:	Lyle A. Berman Revocable Trust

	By:	/s/ Lyle A. Berman
	Name:	Lyle A. Berman
	Title:	Trustee

Eastman Investment, Inc.

	By:	/s/ Robert Sabes
	Name:	Robert Sabes
	Title:	President

Exhibit A

Form of Compliance Certificate

EXHIBIT 3.1

Closing Checklist

1. Revolving Notes.
2. Certificate of Authority (Including Incumbency and Resolutions of Borrower)
3. Intercreditor Agreement
4. UCC-1 Financing Statement